SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 3, 2008

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On December 3, 2008 Logitech Inc. (the “Company”), a wholly-owned subsidiary of Logitech International S.A. (“Logitech”), and Logitech entered into new employment and change of control severance agreements with Logitech’s executive officers. The purposes of entering into the agreements were to reflect changes in U.S. tax laws governing deferred compensation, including severance arrangements, and to reflect current compensation arrangements for executive officers.

Attached hereto as Exhibits to this Form 8-K are copies of the following employment agreements and change of control severance agreements, or forms of the employment and change of control severance agreements as noted below, all of which are incorporated herein by reference:

•	Employment agreement with Gerald Quindlen, Logitech President and Chief Executive Officer (Exhibit 10.1).

•

Form of employment agreement with each of the following Logitech executive officers: Mark J. Hawkins (Senior Vice President, Finance and Information Technology, and Chief Financial Officer), David Henry (Senior Vice President, Customer Experience and Chief Marketing Officer), Junien Labrousse (Executive Vice President, Products), and L. Joseph Sullivan (Senior Vice President, Worldwide Operations) (Exhibit 10.2).

•	Form of change of control severance agreement with each of the following Logitech executive officers: Mark J. Hawkins , David Henry, Junien Labrousse, and L. Joseph Sullivan (Exhibit 10.3).

•	Change of control severance agreement with Guerrino De Luca, Logitech Chairman (Exhibit 10.4)

•	Change of control severance agreement with Gerald Quindlen (Exhibit 10.5).

The following summaries of the employment and change of control severance agreements do not purport to be complete and are subject to and qualified in their entirety by reference to the attached Exhibits.

New Employment Agreement with Gerald Quindlen

Mr. Quindlen’s employment agreement was amended effective December 3, 2008 to reflect changes in U.S. tax laws governing deferred compensation, including severance arrangements. The material terms of his employment remain unchanged from his prior employment agreement which was effective January 28, 2008, except that the new agreement reflects his fiscal year 2009 base salary. The prior agreement was superseded effective on the entry into of the new employment agreement. The material terms of Mr. Quindlen’s employment agreement are as follows:

•	Mr. Quindlen’s annual base salary is $787,500.

•	The amount of his salary and target bonus percentage is at the sole discretion of the Logitech Board of Directors or the Compensation Committee of the Board.

•	Mr. Quindlen is entitled to the same health and welfare benefits as are available to other employees of Logitech Inc.

•	In the event Mr. Quindlen is terminated without “cause” other than after a change of control he is entitled to:

•	an amount equal to his current annual base salary; plus

•	his current annual targeted bonus amount.

“Cause” in Mr. Quindlen’s employment agreement is defined as (i) theft, dishonesty, misconduct or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information; (iii) any action which has a material detrimental effect on the Company’s reputation or business; (iv) failure or inability to perform any assigned duties after written notice from the Company, and a reasonable opportunity to cure, such failure or inability; (v) the conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs the ability to perform duties or (vi) the failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested cooperation.

To the extent any severance payments to Mr. Quindlen under his employment agreement are subject to Section 409A of the U.S. Internal Revenue Code, the first payment will be made in the seventh month after his separation from service, and the installments that otherwise would have been paid during the first six months will be paid in a lump sum when the payments commence.

If any amounts become payable to Mr. Quindlen under his change of control severance agreement, which is discussed below, or any successor agreement, the aggregate amount of any amounts payable to Mr. Quindlen under his employment agreement will be reduced to the extent necessary so as to prevent the duplication of severance payments to him.

New Employment Agreements with Mark J. Hawkins , David Henry, Junien Labrousse, and L. Joseph Sullivan

The employment agreements with Mark J. Hawkins, David Henry, Junien Labrousse, and L. Joseph Sullivan were entered into to reflect their current compensation arrangements. Any prior offer letter or employment agreement is superseded on the entry into of the new employment agreements.

The material terms of the agreements are as follows:

•	Annual base salary is set out below, by executive officer.

Executive officer	Annual base salary (fiscal year 2009)
Mark J. Hawkins	$460,000
David Henry	$460,000
Junien Labrousse	$680,000
L. Joseph Sullivan	$340,000

•	The amount of each executive’s annual base salary and target bonus percentage is at the sole discretion of the Logitech Board of Directors or the Compensation Committee of the Board.

•	Each executive is entitled to the same health and welfare benefits as are available to other employees of Logitech Inc.

New Change of Control Severance Agreements

The Company and Logitech entered into new change of control severance agreements with each of its executive officers. The new agreements reflect changes in U.S. tax laws governing deferred compensation, including severance arrangements, and current compensation arrangements. The material terms of the change of control severance agreements remain unchanged from the prior change of control severance agreements in place with each executive officer, except that the new agreements also contemplate the possible acceleration of equity incentives other than stock options. The prior agreements were terminated effective on the entry into of the new agreements.

The material terms of each agreement are the same for each executive officer, except that, as discussed further below, Gerald Quindlen is entitled to a tax “gross-up”, and any acceleration of Guerrino De Luca’s unvested stock options are limited to those granted to him prior to January 28, 2008.

The material terms common to all of the change of control severance agreements are set out below. Under the agreements, each executive officer is eligible to receive the following benefits, should the executive officer be terminated without cause, resign for good reason or be or demoted within 12 months after a “change of control”:

•	The continuation of the executive’s “current compensation” for 12 months;

•	Continuation of health insurance benefits for up to 12 months;

•

Acceleration of vesting for all stock options held by the executive, with the vesting, exercisability or settlement of any other equity awards granted to the executive by Logitech accelerated to the extent set forth in the applicable equity award agreement between the executive and Logitech or the Company; and

•	Executive – level outplacement services of a value of up to $5,000.

The term “current compensation” includes:

•

The greater of (i) the executive’s annual base salary in effect immediately prior to the executive’s termination and (ii) the executive’s annual base salary in effect on the date of the change of control agreement; plus

•	The amount of the executive’s annual and quarterly bonuses for the fiscal year preceding the fiscal year in which severance benefits become payable to the executive.

The change of control severance agreement defines the term “change of control” to mean:

•

A merger or consolidation of Logitech with another corporation resulting in a greater than 50% change in the total voting power of Logitech or the surviving company immediately following the transaction;

•	The complete liquidation of Logitech;

•	The sale or other disposition of all or substantially all Logitech’s assets; or

•	The acquisition by any person of securities of Logitech representing 50% or more of the total voting power of Logitech’s outstanding shares.

To the extent any payments under the change of control severance agreements are subject to Section 409A of the U.S. Internal Revenue Code, the first payment will be made in the seventh month after the executive’s separation from service, and the installments that otherwise would have been paid during the first six months will be paid in a lump sum when the payments commence.

Change of Control Severance Agreement with Guerrino De Luca

The change of control severance agreement with Guerrino De Luca, Logitech’s Chairman of the Board of Directors, is the same as for the other executive officers, except that only those stock options granted by Logitech to him before January 28, 2008, while he was serving as CEO, are subject to acceleration under his agreement. Options granted to him after January 28, 2008 are not subject to acceleration.

Change of Control Severance Agreement with Gerald Quindlen

The change of control severance agreement with Gerald Quindlen, Logitech’s President and Chief Executive Officer, is the same as for the other executive officers, except that his agreement provides a tax gross-up to reimburse him for any additional taxes incurred under Section 280G of the U.S. Internal Revenue Code in connection with a change of control.

ITEM 9.01.	Financial Statements and Exhibits

d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

10.1	Employment Agreement dated December 3, 2008 between Logitech Inc. and Gerald P. Quindlen

10.2	Form of Employment Agreement dated December 3, 2008 between Logitech Inc. and each of Mark J. Hawkins, David Henry, Junien Labrousse, and L. Joseph Sullivan

10.3	Form of Change of Control Severance Agreement dated December 3, 2008 among Logitech International S.A., Logitech Inc. and each of Mark J. Hawkins , David Henry, Junien Labrousse, and L. Joseph Sullivan

10.4	Change of Control Severance Agreement dated December 3, 2008 among Logitech International S.A., Logitech Inc. and Gerald Quindlen

10.5	Change of Control Severance Agreement dated December 3, 2008 among Logitech International S.A., Logitech Inc. and Guerrino De Luca

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
General Counsel, Vice President, Legal and Secretary

December 9, 2008